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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in this Registration Statement of United Parcel Service of America, Inc. on Form S-8 (United Parcel Service of America, Inc. 1996 Stock Option Plan) of our report dated February 10, 1997, appearing in the Annual Report on Form 10-K of United Parcel Service of America, Inc. for the year ended December 31, 1996.

DELOITTE & TOUCHE LLP
Atlanta, Georgia
April 9, 1997